Name of Subscriber:

SUBSCRIPTION AGREEMENT

The Radiant Creations Group, Inc.

Attention: Mr. _______________________

Dear Sirs:

1.1 Subscription. I, the undersigned investor (the “Investor”), hereby subscribe for and agree to purchase on the terms and conditions contained 00,000 shares of common stock (the “Shares”) of The Radiant Creations Group, Inc., a Nevada corporation (the “Company”).

1.2 Subscription Payment. The Investor acknowledges that he previously purchased Shares at prices materially above current market value. As a result the Company is willing to issue Shares to the Investor at no cost provided that the Investor executes this Subscription Agreement.

2.1 Investor Representations and Warranties. I acknowledge, represent and warrant to, and agree with, the Company as follows:

(a) I am aware that my ownership of the Shares involves a high degree of risk;

(b) I acknowledge and am aware that there is no assurance as to the future performance of the Company;

(c) I am purchasing the Shares for my own account for investment and not with a view to or for sale in connection with the distribution of the Shares nor with any present intention of selling or otherwise disposing of all or any part of the Shares. I agree that I must bear the economic risk of my investment for an indefinite period of time because, among other reasons, the Shares has not been registered under the Securities Act of 1933 (the “Securities Act”) or under the securities laws of any states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it has subsequently been registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available. I hereby authorize the Company to place a legend denoting the restriction on the Shares.

(d) I further acknowledge my understanding that the Company’s reliance on such exemptions referred to in subsection (c) above are, in part, based upon the foregoing representations, warranties, and agreements by me and that the statutory basis for such exemptions would not be present, if, notwithstanding such representations, warranties and agreements, I were acquiring the Shares for resale on the occurrence or non-occurrence of some pre-determined event. In order to induce the Company to issue and sell the Shares subscribed for hereby to me, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Shares or any part thereof by anyone, except as set forth herein;

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(e) I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company;

(f) I have been provided an opportunity to obtain any additional information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and

(g) I have been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions and other matters pertaining to this investment. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3E-500.05(a) thereunder, I may have, at the offices of the Company, at any reasonable hour, after reasonable prior notice, access to the materials set forth in the Rule which the Company can obtain without unreasonable effort or expense.

(h) If the undersigned is a corporation, trust, partnership, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so;

(i) No representations or warranties have been made to the undersigned by the Company, or any of their respective officers, employees, agents, affiliates or attorneys;

(j) The information contained in Section 2.2 of this Subscription Agreement is true and correct including any information which I have furnished and furnish to the Company with respect to my financial position and business experience, is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to acceptance of my subscription, I will furnish such revised or corrected information to the Company;

(k) I hereby acknowledge and am aware that except for any rescission rights that may be provided under applicable state laws including the three day rights under Florida or other state law, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith shall survive my death or disability;

(l) I have not received any general solicitation or advertising regarding the purchase of the Shares and became aware of this investment through a substantive, pre-existing relationship with the Company; and

(m) Where applicable, I agree to be bound by any restrictions on resale of the Shares required by applicable state laws.

2.2 Investor Representations and Warranties Concerning Suitability, Accredited Investor and Eligible Client Status. I represent and warrant the following information:

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(a) The following information should be provided by the person making the investment decision whether on his own behalf or on behalf of an entity:

(1) Name of Investor:	Age:

Email Address:

(2) Principal residence address and telephone number:

(3) Secondary residence address and telephone number:

I have no present intention of becoming a resident of any other state or jurisdiction.

(b) Investor Representations. Initial all appropriate spaces on the following pages (please initial only where appropriate).

For Individual Investors Only:

(1) _____ I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have combined net worth, in excess of $1,000,000. For purposes of calculating net worth under this paragraph (1), (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

(2a) _____ I certify that I am an accredited investor because I had individual income (exclusive of any income attributable to my spouse) of more than $200,000 in the last two completed years and I reasonably expect to have an individual income in excess of $200,000 this year.

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(2b) _____ Alternatively, my spouse and I have joint income in excess of $300,000 in each applicable year.

(3) _____ I am a director or executive officer of the Company.

Other Investors:

(4) _____ The undersigned certifies that it is one of the following: any bank as defined in Section 3(a)(2) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section 2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(5) ______ The undersigned certifies that it is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(6) ______ The undersigned certifies that it is a organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(7) ______ The undersigned certifies that it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

(8) ______ The undersigned certifies that it is an entity in which all of the equity owners are accredited investors.

(9) _____ I am none of the above.

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3. Indemnification. I hereby agree to indemnify and hold harmless the Company, its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person) to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained in this Subscription Agreement, or (b) arise out of or are based upon any breach of any representation, warranty or agreement contained herein.

4. Arbitration. Any controversy, dispute or claim against the Company, its officers, directors or employees arising out of my investment or relating to this Subscription Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in West Palm Beach, Florida (unless the parties agree in writing to a different location) before one arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding, the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties to any arbitration proceeding for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

5. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

6. Benefit. This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

7. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person (or to such other address as any of them, by notice to the other may designate from time to time) by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

Investor:	At the address designated in Section 2.2 of this Subscription Agreement
The Company:	The Radiant Creations Group, Inc. Attention Michael S. Alexander, Chief Executive Officer Telephone Number: (561) 410-0218 Email Address: Michael_RCGP@yahoo.com

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8. Governing Law. This Subscription Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance whether sounding in contract, tort or otherwise, shall be governed or interpreted according to the laws of the State of Florida.

9. Oral Evidence. This Subscription Agreement constitutes the entire Subscription Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Subscription Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

10. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Subscription Agreement.

11. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein shall survive the delivery of, and payment for, the securities.

12. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

13. Drag-Along Rights.

(a)                Participation. If at any time holders of no less than 51% of the outstanding Shares of the Company (together, the "Selling Shareholders"), receive a bona fide offer from an independent third party to purchase in one transaction, or a series of related transactions, no less than 75% of the outstanding Shares of the Company (a "Drag-Along Sale"), the Selling Shareholder shall have the right to require that the Investor to participate in such sale.. If the Drag-Along Sale is structured as a merger, consolidation or similar business combination which requires shareholder approval, the Investor shall vote in favor of (or sign a written consent) the transaction and take all actions to waive any dissenters, appraisal or other similar rights.

(b)               Sale Notice. Any Selling Shareholder shall exercise the rights of the Selling Shareholders pursuant to this Section 13 by delivering a written notice (the "Drag-Along Notice") to the Company and each Drag-Along Shareholder no more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Sale and, in any event, no later than 20 days prior to the closing date of such Sale. The Drag-Along Notice shall make reference to the Selling Shareholder's rights and obligations hereunder and shall describe in reasonable detail:

(i) the name of the person or entity to whom the Shares are proposed to be sold;

(ii) the proposed date, time and location of the closing of the Sale;

(iii) the per share purchase price and the other material terms and conditions of the Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(iv) a copy of any form of agreement proposed to be executed in connection therewith.

(c)      Shares to be Sold. Subject to Section 13(d), the Investor shall sell in the Sale all of the Shares beneficially owned by the Investor unless the Selling Shareholders together with the Investor and other parties executing similar Subscription Agreements (collectively, the Drag-Along Shareholders”) together beneficially own more than the maximum number Shares which the third party has agreed to purchase in the Sale, in which case the Investor shall sell his proportionate number of Shares based upon all Shares beneficially owned by shareholders selling Shares including the Selling Shareholders and the Drag-Along Shareholders

(d)       Conditions of Sale. The consideration to be received by a Drag-Along Shareholder shall be the same form and amount of consideration per Share to be received by the Selling Shareholder (or, if the Selling Shareholder is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of such sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Selling Shareholder sells its Shares. Each Drag-Along Shareholder shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Shareholder makes or provides in connection with the Drag-Along Sale(except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Shareholder, the Drag-Along Shareholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Shareholder and each Drag-Along Shareholder severally and not jointly and any indemnification obligation shall be pro rata based on the consideration received by the Selling Shareholder and each Drag-Along Shareholder, in each case in an amount not to exceed the aggregate proceeds received by the Selling Shareholder and each such Drag-Along Shareholder in connection with the Drag-Along Sale; and provided, further, that a Drag-Along Shareholder shall not be required to agree to a non-competition covenant.

(e)     Expenses. The fees and expenses of the Selling Shareholder incurred in connection with a Drag-Along Sale and for the benefit of all Shareholders (it being understood that costs incurred by or on behalf of a Selling Shareholder for its sole benefit will not be considered to be for the benefit of all Shareholders), to the extent not paid or reimbursed by the Company or the Independent Third Party, shall be shared by all the Shareholders on a pro rata basis, based on the consideration received by each Shareholder; provided, that no Shareholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale.

(f)       Cooperation. Each Shareholder shall take all actions as may be reasonably necessary to consummate the Drag-Along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Shareholder.

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(g)      Consummation of the Sale. The Selling Shareholder shall have [90] days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which such [90] day period may be extended for a reasonable time not to exceed [120] days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period the Selling Shareholder has not completed the Drag-Along Sale, the Selling Shareholder may not then effect a transaction subject to this Section 13 without again fully complying with the provisions of this Section 13.

FLORIDA SALES

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. All SALES IN THIS OFFERING ARE SALES IN FLORIDA. PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST. NOTICE SHOULD BE GIVEN TO THE COMPANY TO THE ATTENTION OF GARY SMITH AT THE ADDRESS SET FORTH ON THE COVER PAGE OF THIS SUBSCRIPTION AGREEMENT.

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[Signature Page Follows]

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INVESTOR SIGNATURE PAGE

Individual Investors

Social Security Number	Print Name of Investor

Signature of Investor

Dated: ____________________

Corporate or Other Entity

Federal ID Number		Print Name of Entity

By:
Signature, Title

Dated: ____________________

All Investors:

Manner in which the securities are to be held:

_____ Individual Ownership	_____ Partnership

_____ Tenants-in-Common	_____ Trust

_____ Joint Tenant With Right of Survivorship	_____ Corporation

_____ Tenants by the Entirety	_____ Employee Benefit Plan

_____ Community Property	_____ Other (please indicate)

_____ Separate Property

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ACCEPTANCE OF SUBSCRIPTION

By signing below, the undersigned accepts the foregoing subscription and agrees to be bound by the terms of the Subscription Agreement.

THE RADIANT CREATIONS GROUP, INC.

By:	Michael S. Alexander	Dated:	_____________________
Michael S. Alexander Chief Executive Officer

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EXHIBIT A

GENERAL RELEASE

KNOW ALL MEN BY THESE PRESENTS:

That, the Investor identified in the Subscription Agreement which incorporates by reference this General Release, the First Party, for and in consideration of the sum of Ten and No/100's ($10.00) Dollars, and other valuable consideration, received from or on behalf of The Renewable Corp., A Washington corporation, the Second Party, the receipt whereof is hereby acknowledged (wherever used herein the terms "First Party" and "Second Party" shall include singular and plural, agents, employees and affiliates, and shall further include heirs, legal representatives and assigns of individuals, and the successors and assigns of corporations, wherever the context so admits or requires),

HEREBY remises, releases, acquits, satisfies and forever discharges the said Second Party, of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity, known or unknown, which said First Party ever had, now has, or which First Party or any personal representative, successor, heir or assign of First Party, hereafter can, shall or may have, against said Second Party, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of these presents, including, but not limited to, those arising in connection with purchases of the securities of the Second Party by the First Party and/or affiliates.

IN WITNESS WHEREOF, the undersigned has set its hand and seal this _____ day of _______________, 2013.

Signed, sealed and delivered

In the presence of:

By:___________________

Its: ______________________, President

(CORPORATE SEAL)

STATE OF FLORIDA                  )

                                           ) ss:

COUNTY OF PALM BEACH      )

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